Exhibit 32

     CERTIFICATIONS OF PATRICK A. CUSTER, PRINCIPAL EXECUTIVE OFFICER AND
       PRINCIPAL FINANCIAL OFFICER, PURSUANT TO 18 U.S.C. SECTION 1350

      In connection with the Quarterly Report on Form 10-Q of VPGI Corp.
 (the "Company") for the period ended March 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, the undersigned officer of the Company, certify, pursuant to 18 U.S.C. S1350, as adopted pursuant to S906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

      1. The Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and

      2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


 Date:  May 13, 2005           /s/    PATRICK A. CUSTER
                               -------------------------------
                               Patrick A. Custer
                               Chief Executive Officer
                               and Principal Financial Officer


 The foregoing certification is being furnished as an exhibit to the Form 10-Q pursuant to Item 601(b)(32) of Regulation S-K and Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) and, accordingly, is not being filed as part of the Form 10-Q for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filings of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.